Exhibit 99.(b)

BY-LAWS

OF

CENTER COAST MLP & INFRASTRUCTURE FUND

CENTER COAST MLP & INFRASTRUCTURE FUND

BY-LAWS

These By-Laws (the “By-Laws”), dated as of August 14, 2013, are made and adopted pursuant to Section 3.9 of the Amended and Restated Agreement and Declaration of Trust of Center Coast MLP & Infrastructure Fund (the “Trust”), dated as of August 14, 2013, as from time to time amended (hereinafter called the “Declaration”).

All words and terms capitalized in these By-Laws and not defined herein shall have the meaning or meanings set forth for such words or terms in the Declaration.

As used in these By-Laws, the following terms shall have the meaning ascribed to them:

“12(d) Holder” shall have the meaning set forth in Section 2.1 of these By-Laws.

“5% Holder” shall have the meaning set forth in Section 2.1 of these By-Laws.

“beneficial owner” of a security shall mean any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (A) has or shares: (1) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (2) investment power which includes the power to dispose, or to direct the disposition, of such security or (B) owns, controls or holds with power to vote such security.  A Person shall be deemed to be the beneficial owner of shares if that Person has the right to acquire beneficial ownership of such shares at any time whether or not within sixty days. “Beneficially own,” “own beneficially” and related terms shall have correlative meaning.

“control” shall mean the power to exercise a controlling influence over a Person, which in the case of a company means the power to exercise a controlling influence over the management or policies of such company, unless such power is solely the result of an official position with such company.

“disabling conduct” shall have the meaning set forth in Section 6.1 of these By-Laws.

“Disclosable Relationship” with respect to another Person means (A) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of any agreement, arrangement, understanding (whether written or oral) or practice, including the sharing of information, decisions or actions, of a Person with such other Person with respect to the Trust or Shares, (B) the beneficial ownership of securities of any Person known by such Person to beneficially own Shares and of which such Person knows such other Person also beneficially owns any securities, (C) sharing beneficial ownership of any securities with such other Person, (D) being an immediate family member of such other Person, (E) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of a material business or professional relationship with such other Person or with any Person of which such other Person is an officer, director, general partner, managing member or employee or (F) controlling, being controlled by or being under common control with such other Person.

“Disintered Non-Party Trustees” shall have the meaning set forth in Section 6.1 of these By-Laws.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“immediate family member” shall mean any parent, child, spouse, spouse of a parent, spouse of a child, brother or sister (including step and adoptive relationships).

“indemnitee” shall have the meaning set forth in Section 6.1 of these By-Laws.

“Independent Trustee” shall mean a Trustee that is not an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

“investment company” shall have the meaning set forth in Section 2.1 of these By-Laws.

“Management Trustee” shall mean any Trustee who has such present or former associations with the Trust’s investment adviser as may cause such person not to be an Independent Trustee.

“nominated or seated” shall have the meaning set forth in Section 2.1 of these By-Laws.

“Non-Management Trustee” shall mean any Trustee who is not a Management Trustee.

“Person” shall mean and include natural persons, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Prohibited Conduct” shall have the meaning set forth in Section 2.1 of these By-Laws.

“Proposed Nominee” shall have the meaning set forth in Section 1.6 of these By-Laws.

“Proposed Nominee Associate” of any Proposed Nominee shall mean any Person who has a Disclosable Relationship with such Proposed Nominee.

“public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

“Shareholder Associate” of any Shareholder or beneficial owner of Shares shall mean any Person who has a Disclosable Relationship with such Shareholder or beneficial owner.

ARTICLE I

Shareholder Meetings

1.1.         Chair.  The Chair, if any, shall act as chair at all meetings of the Shareholders; in the Chair’s absence, the Trustee or Trustees present at each meeting may elect a temporary chair for the meeting, who may be one of themselves.

1.2.         Proxies; Voting.  Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article IX of the Declaration.

1.3.         Fixing Record Dates.  For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 9.3 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date on which mailing of notice of the meeting is commenced or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

1.4.         Inspectors of Election.  In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chair, if any, of any meeting of Shareholders may appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. In case any Person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the chair of the meeting. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chair, if any, of the meeting the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

1.5.         Records at Shareholder Meetings.  At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous Annual or Special Meeting of Shareholders of the Trust and a list of the Shareholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Delaware business corporation.

1.6.         Notice of Shareholder Business and Nominations.

(A)          Annual Meetings of Shareholders.

(1)       Nominations of individuals for election as a Trustee of the Trust and the proposal of other business to be considered by the Shareholders may be made at an annual meeting of Shareholders only:

(a)        pursuant to the Trust’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees or any duly authorized committee thereof,

(b)        otherwise by or at the direction of the Board of Trustees or any committee thereof, or

(c)         by any Shareholder of the Trust who (i) is a Record Owner of the Trust at the time the notice provided for in this Section 1.6 is delivered to the Secretary of the Trust and on the record date for the determination of Shareholders entitled to notice of an to vote at such annual meeting of Shareholders, (ii) who is entitled to make nominations or proposals at the meeting and (iii) who complies with the notice procedures set forth in this Section 1.6.

(2)       For any nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.6, the Shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust and any such proposed business (other than the nominations of individuals for election to the Trust) must constitute a proper matter for Shareholder action.

(3)       To be timely, a Shareholder’s notice shall be delivered to the Secretary of the Trust at the principal executive offices of the Trust not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Trust).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

(4)       To be in proper written form, such Shareholder’s notice shall set forth:

(a)        as to each individual whom the Shareholder proposes to nominate for election as a Trustee (a “Proposed Nominee”) and each Proposed Nominee Associate of such Proposed Nominee:

(i)         the name, age, business address and residence address of such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee,

(ii)        the principal occupation or employment of such Proposed Nominee,

(iii)       the class or series and number of Shares which are owned beneficially and of record by such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee,

(iv)       the name of each nominee holder of Shares owned beneficially but not of record by such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, and the number of such Shares held by each such nominee holder,

(v)        a description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares), that has been entered into as of the date of the Shareholder’s notice by, or on behalf of, such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, with respect to Shares of the Trust,

(vi)       a description of all agreements, arrangements, or understandings (whether written or oral) between such Proposed Nominee and any Proposed Nominee Associate of such Proposed Nominee related to, and any material interest of such Proposed Nominee Associate in, such nomination, including any anticipated benefit therefrom to such Proposed Nominee Associate,

(vii)      a description of all commercial and professional relationships and transactions between or among such Proposed Nominee or any Proposed Nominee Associate, and any other Person or Persons known to such Proposed Nominee or Proposed Nominee Associate to have a material interest in such nomination,

(viii)     a representation as to whether such Proposed Nominee is an “interested person,” as defined under Section 2(a)(19) of the 1940 Act,

(ix)       information to establish to the satisfaction of the Board of Trustees that the Proposed Nominee satisfies the trustee qualifications as set out in Section 2.1,

(x)        any other information relating to the Proposed Nominee that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, whether or not such Person intends to deliver a proxy statement or solicit proxies and whether or not an election contest is involved, and

(xi)       such Proposed Nominee’s written consent to being named as a nominee and to serving as a Trustee if elected;

(b)        as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)         as to the Record Owner giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i)         the name and address of such Record Owner, as they appear on the Trust’s books, and of such beneficial owner,

(ii)        the class or series and number of Shares which are owned beneficially and of record by such Record Owner and such beneficial owner and their respective Shareholder Associates,

(iii)       the name of each nominee holder of Shares owned beneficially but not of record by such Record Owner and such beneficial owner and their respective Shareholder Associates, and the number of such Shares held by each such nominee holder,

(iv)       a description of any agreement, arrangement or understanding (whether written or oral) with respect to the nomination or proposal between or among such Record Owner and such beneficial owner, any of their respective Shareholder Associates, and any other Person or Persons (including their names) and any material interest of such Person or any Shareholder Associate of such Person, in the matter that is the subject of such notice, including any anticipated benefit therefrom to such Person, or any Shareholder Associate of such Person,

(v)        a description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares), that has been entered into as of the date of the notice by, or on behalf of, such Record Owner and such beneficial owners or their respective Shareholder Associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Record Owner or such beneficial owner or their respective Shareholder Associates, with respect to Shares of the Trust,

(vi)       a description of all commercial and professional

relationships and transactions between or among a such Record Owner and such beneficial owners or their respective Shareholder Associates, and any other Person or Persons known to such Record Owner and such beneficial owners or their respective Shareholders Associate to have a material interest in the matter that is the subject of such notice,

(vii)      a representation that the Shareholder is a Record Owner of Shares of the Trust entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination,

(viii)    a representation whether the Record Owner or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Trust’s outstanding Shares required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from Shareholders in support of such proposal or nomination, and

(ix)       any other information relating to such Record Owner and such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Person with respect to the proposed business to be brought by such Person before the annual meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, whether or not such Person intends to deliver a proxy statement or solicit proxies.

(5)       The Trust may require any Proposed Nominee to furnish such other information as it may reasonably require to determine the eligibility of such Proposed Nominee to serve as a Trustee of the Trust.

(6)       A Shareholder providing notice of any nomination or other business proposed to be brought before an annual meeting of shareholders shall further update and supplement such notice, if necessary:

(a)        so that the information provided or required to be provided in such notice pursuant to paragraph (A)(4) of this Section 1.6 shall be true and correct as of the record date for determining the Shareholders entitled to receive notice of the annual meeting of Shareholders and such update and supplement shall be received by the Secretary at the principal executive offices of the Trust not later than five (5) business days after the record date for determining the Shareholders entitled to receive notice of the annual meeting of Shareholders; and

(b)        any subsequent information reasonably requested by the Board of Trustees to determine that the Proposed Nominee has met the trustee qualifications as set out in Section 2.1 is provided, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Fund not later than five (5) business days after the request by the Board of Trustees for subsequent information regarding trustee qualifications has been delivered to or mailed and received by such Shareholder, or group of Shareholders, providing notice of any nomination.

(7)       The foregoing notice requirements of this Section 1.6 shall be deemed satisfied by a Shareholder with respect to business other than a nomination if the Shareholder has notified the Trust of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 promulgated under the Exchange Act (or any successor provision of law) and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Trust to solicit proxies for such annual meeting.

(8)       Notwithstanding anything in paragraph (A)(3) of this Section 1.6 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees of the Trust is increased effective at the annual meeting and there is no public announcement by the Trust naming the nominees for the additional trusteeships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder’s notice required by this Section 1.6 shall also be considered timely, but only with respect to nominees for the additional trusteeships, if it shall be delivered to the Secretary of the Trust at the principal executive offices of the Trust not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Trust.

(B)          Special Meetings of Shareholders.

(1)       Special meetings of Shareholders shall be called only as contemplated by Section 9.1 of the Declaration.

(2)       Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees or any duly authorized committee thereof.

(3)       Nominations of individuals for election to the Board of Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected pursuant to the Trust’s notice of meeting only:

(a)                        pursuant to the Trust’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Trustees or any duly authorized committee thereof,

(b)                        otherwise by or at the direction of the Board of Trustees or any committee thereof, or

(c)                         by any Shareholder of the Trust who (i) is a Shareholder of record of the Trust at the time the notice provided for in this Section 1.6 is delivered to the Secretary of the Trust and on the record date for the determination of Shareholders entitled to notice of and to vote at such special meeting of Shareholders, (ii) who is entitled to make nominations or proposals at the meeting and (iii) who complies with the notice procedures set forth in this Section 1.6.

(4)                     In the event a special meeting of Shareholders is called pursuant to Section 9.1 of the Declaration for the purpose of electing one or more Trustees to the Board of Trustees, for any nominations to be properly brought before such special meeting by a Shareholder pursuant to paragraph (B)(3)(c) of this Section 1.6, the Shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust.

(5)                     To be timely, a Shareholder’s notice of a nomination for election to the Board of Trustees at a special meeting of Shareholders at which Trustees are to be elected pursuant to the Trust’s notice of meeting, shall be delivered to the Secretary of the Trust at the principal executive offices of the Trust not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.

(6)                     To be in proper written form, such Shareholder’s notice shall set forth all information required by paragraph (A)(4) of this Section 1.6.

(7)                     A Shareholder providing notice of any nomination to be brought before a special meeting of Shareholders at which Trustees are to be elected pursuant to the Trust’s notice of meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to paragraph (B)(6) of this Section 1.6 shall be true and correct as of the record date for determining the Shareholders entitled to receive notice of the special meeting of Shareholders and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Trust not later than five

(5) business days after the record date for determining the Shareholders entitled to receive notice of the special meeting of Shareholders.

(C)                               General.

(1)                     Only such individuals who are nominated in accordance with the procedures set forth in this Section 1.6 shall be eligible to be elected at an annual or special meeting of Shareholders of the Trust to serve as Trustees and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.6.

(2)                     If the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, only such Persons who are holders of record of such class or series of Shares at the time notice is provided pursuant to this Section 1.6  and on the record date for the determination of Shareholders entitled to notice of and to vote at such annual meeting or special meeting of Shareholders shall be entitled to nominate individuals for election as a Trustee by such class or series of Shares voting separately.

(3)                     Notwithstanding the foregoing provisions of this Section 1.6, unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual or special meeting of Shareholders of the Trust to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Trust.  For purposes of this Section 1.6, to be considered a qualified representative of the Shareholder, a Person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such Person must produce such writing at the meeting of Shareholders.

(4)                     Notwithstanding the foregoing provisions of this Section 1.6, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.6 ; provided however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.6, and compliance with paragraphs (A) and (B) of this Section 1.6 shall be the exclusive means for a Shareholder to make nominations or submit other business (other than, as provided in paragraph (A)(7) of this Section 1.6, matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act (or any successor provision of law)).

(5)                     Notwithstanding anything to the contrary in this Section 1.6 or otherwise in these By-laws, except with respect to nominations of individuals for election as a Trustee of the Trust or as required by federal law, no proposal of other business may be considered or brought at a meeting of Shareholders unless such matter has been approved for these purposes by a majority of the Trustees.

1.7.                            Special Shareholders Meetings.

(A)                               Special meetings of Shareholders may be called only by the Board of Trustees (or any duly authorized committee) in accordance with Section 9.1 of the Declaration.  Only such business shall be conducted at a special meeting as shall be specified in the notice of meeting (or any supplement thereto).

(B)                               No business shall be conducted at a special meeting of Shareholders except business brought before any such meeting in accordance with the procedures set forth in this Section 1.7 and in compliance with Section 9.1 of the Declaration.  If the chair of a special meeting determines that business was not properly brought before such meeting in accordance with the foregoing procedures, the chair shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(C)                               Nothing contained in this Section 1.7 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

1.8.                            Conduct of Meetings.

(A)                               Every meeting of Shareholders shall be conducted by the chair of the meeting.  The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Trustees or, in the absence of such appointment, an individual appointed by the chair of the meeting shall act as secretary of the meeting.

(B)                               Except as otherwise provided by law, the chair of the meeting shall have the power and duty:

(1)                     to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 1.6 (including whether the Shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Shareholder’s nominee or proposal in compliance with such Shareholder’s representation as required by clause (A)(4)(c)(viii) of Section 1.6), and

(2)                     if any proposed nomination or business was not made or proposed in compliance with Section 1.6, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(C)                               The Board of Trustees may adopt by resolution such rules and regulations for the conduct of any meeting of the Shareholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Trustees, the chair of any meeting of Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Trustees or prescribed by the chair of the meeting, may include, without limitation, the following:  (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at and participation in the meeting to Shareholders, their duly authorized and constituted proxies or such other Persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by Shareholders; and (g) the extent to which, if any, other participants are permitted to speak.

1.9.                            Adjourned Meeting.  Subject to the requirements of Section 10.3 of the Declaration, any meeting of Shareholders, whether or not a quorum is present, may be adjourned from time to time by: (a) the vote of the majority of the Shares represented at that meeting, either in person or by proxy; or (b) in his or her discretion by the chair of the meeting.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

ARTICLE II

Trustees

2.1.                            Qualification.

(A)                               After the offering of Shares, only persons satisfying the following qualification requirements applicable to all Trustees may be nominated, elected, appointed, qualified or seated (“nominated or seated”) to serve as trustees:

(1)                     An individual nominated or seated as a Trustee shall be at least twenty-one (21) years of age and not older than the younger of (A) the mandatory retirement age determined from time to time by the Trustees or a committee of the Trustees and (B) eighty (80) years of age, in each case at the time the individual is nominated or seated, and not under legal disability;

(2)                     An individual nominated or seated as a Trustee shall, at the time the individual is nominated or seated, serve as a Trustee of no more than 5 companies having securities registered under the Exchange Act (investment companies having the same investment adviser or investment advisers affiliated through a control relationship shall all be counted as a single company for this purpose);

(3)                     Except as set forth in this Section 2.1, an individual nominated or seated as a Trustee shall not be an employee, officer, partner, member, director or 5% or greater shareholder in any investment adviser (other than the Fund’s investment adviser or any investment adviser affiliated with the Fund’s investment adviser), collective investment vehicle primarily engaged in the business of investing in “investment securities” (as defined in the 1940 Act) (an “investment company”) or entity controlling or controlled by any investment adviser (other than the Fund’s investment adviser or any investment adviser affiliated with the Fund’s investment adviser) or investment company unless a majority of the Board of Trustees shall have determined by resolution that such relationship will not present undue conflicts or impede either the ability of the individual to discharge the duties of a Trustee or the free flow of information between the Fund’s investment adviser and the Board of Trustees;

(4)                     An individual nominated or seated as a Trustee shall not have been charged (unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving moral turpitude, dishonesty or breach of trust, or have been convicted or have pled guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof;

(5)                     An individual nominated or seated as a Trustee shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business (collectively, “Prohibited Conduct”), nor shall an individual nominated or seated as a Trustee be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or seated as a Trustee failing to satisfy the requirements of this paragraph, nor shall any individual nominated or seated as a Trustee be or have engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the SEC censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940;

(6)                     An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the 1940 Act that would permit, or could reasonably have been expected or would reasonably be expected to permit the SEC by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the 1940 Act) of such investment adviser, depositor, or principal underwriter; and

(7)                     An individual nominated or seated as a Trustee shall not be and shall not have been the subject of any of the ineligibility provisions contained in

Section 9(a) of the 1940 Act that would result in, or could have reasonably been expected or would reasonably be expected to result in such individual or a company of which such individual is an affiliated person (as defined in Section 2(a)(3) of the 1940 Act) being ineligible to serve or act in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company, or principal underwriter for any registered investment company, registered unit investment trust, or registered face-amount certificate company.

(B)                               After the offering of Shares, only persons satisfying the following additional qualification requirements applicable to all Non-Management Trustees shall be nominated or seated as Non-Management Trustees:

(1)                     An individual nominated or seated as a Non-Management Trustee may not be an “interested person” of the Fund as defined under Section 2(a)(19) of the 1940 Act;

(2)                     An individual nominated or seated as a Non-Management Trustee may not directly or indirectly own, control or hold with the power to vote, or be a member of a group of shareholders party to an agreement, arrangement or practice for sharing information or decisions concerning shareholder actions or the acquisition, disposition or voting of Shares, who together directly or indirectly own, control or hold with the power to vote, 5% or more of the outstanding shares of any class of Shares of the Fund (each such person and each member of such a group, a “5% Holder”), may not control or act in concert with a 5% Holder, and may not be an immediate family member of a 5% Holder or of a person who controls or acts in concert with a 5% Holder;

(3)                                 An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, be employed or have been employed within the last year by any 5% Holder or any person who controls, is controlled by, is under common control with or acts in concert with a 5% Holder;

(4)                                 An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, have accepted directly or indirectly, during the year of the election for which such individual is nominated or seated or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 5% Holder or from any person who controls, is controlled by, is under common control with or acts in concert with any 5% Holder;

(5)                                 An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, be an officer, director, general partner or managing member (or person performing similar functions) of any 5% Holder or of any person who controls, is controlled by, is under common control with or acting in concert with a 5% Holder;

(6)                                 An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, be employed or employed within the last year by any investment company or any company or companies controlled by an investment company which in the aggregate own (a) more than three percent (3%) of the outstanding voting Shares of the Fund, (b) securities issued by the Fund having an aggregate value in excess of five percent (5%) of the total assets of such investment company and any company or companies controlled by such investment company, (c) securities issued by the Fund and by all other investment companies having an aggregate value in excess of ten percent (10%) of the total assets of the investment company making such investment and any company or companies controlled by the investment company making such investment, or (d) together with other investment companies having the same investment adviser and companies controlled by such investment companies, more than ten percent (10%) of the total outstanding Shares of the Fund (an investment company making such investment(s) and any company or companies controlled by it in the aggregate owning securities in excess of the amounts set forth in (a), (b), (c) or (d) being referred to as a “12(d) Holder”), or by any person who controls, is controlled by, under common control with or acts in concert with a 12(d) Holder;

(7)                                 An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, have accepted directly or indirectly, during the year of the election for which such individual is nominated or seated, or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 12(d) Holder or from any person who controls, is controlled by, is under common control with or acts in concert with any 12(d) Holder;

(8)                                 An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, be an officer, director, partner or member (or person performing similar functions) of any 12(d) Holder or of any person who controls, is controlled by, is under common control with or acting in concert with a 12(d) Holder; and

(9)                                 An individual nominated or seated as a Non-Management Trustee may not, and any immediate family member of such nominee may not, control or act in concert with any 12(d) Holder or any person who controls, is controlled by, is under common control with or acting in concert with a 12(d) Holder.

2.2.                            Annual and Regular Meetings.  Meetings of the Trustees shall be held from time to time upon the call of the Chair, if any, the Chief Executive Officer, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

2.3.                            Chair.  The Board of Trustees may elect from among its members a Chair of the Board who shall at all times be a trustee of the Trust. The Chair of the Board shall preside over all meetings of the Board of Trustees and shall have such other responsibilities in furthering the Board’s functions as may be prescribed from time to time by resolution of the Board. The Chair of the Board, if any, shall, if present, preside at all meetings of the Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may be from time to time assigned by the Trustees.  In absence of a chair, the Trustees present shall elect one of their number to act as temporary chair to preside over a meeting of the Trustees.   The Chair of the Board, if any, shall be elected by the Board of Trustees to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these by-laws. Each Trustee, including the Chair of the Board, if any, shall have one vote.

The Chair of the Board, if any, may resign at any time by giving written notice of resignation to the Board of Trustees. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  The Chair of the Board, if any, may be removed by the Board of Trustees with or without cause at any time.

2.4.                            Records. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the secretary of the meeting appointed by the Board of Trustees.

2.5.                            Standard of Care.  It shall be understood that each Trustee, including the Chair of the Board of the Trust or any chair or member of any committee of the Board created herein or by the Board of Trustees shall have the same level of responsibility to the Trust required of his or her being a Trustee, regardless of (a) any other position held with the Trust, (b) the Trustee’s individual training or expertise and (c) the role performed by the Trustee on behalf of the Trust in his or her capacity as Trustee even if such role requires the Trustee to possess specific or unique qualifications under applicable law or regulation.  The Chair of the Board of the Trust or any chair or member of any committee of the Board created herein or by the Board of Trustees shall serve in such capacity for the Board of Trustees and does not serve in such capacity as an officer of the Trust.

2.6.                            Governance.  The Board of Trustees may from time to time require all its members and any Proposed Nominee to agree in writing as to matters of corporate governance, business ethics and confidentiality while such Persons serve as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees.

ARTICLE III

Officers

3.1.         Officers of the Trust.  The officers of the Trust shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person, except that the same Person may not be both Chief Executive Officer and Secretary.  No officer of the Trust need be a Trustee.

3.2.         Election and Tenure.  At the initial organization meeting, the Trustees shall elect the Chief Executive Officer, Chief Financial Officer, Secretary and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

3.3.         Removal of Officers.  Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chief Executive Officer, or Secretary, and such resignation shall take effect immediately upon receipt by the Chief Executive Officer, or Secretary, or at a later date according to the terms of such notice in writing.

3.4.         Bonds and Surety.  Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

3.5.         Chief Executive Officer and Vice Presidents.   Subject to such supervisory powers, if any, as may be given by the Trustees to the Chair, if any, the Chief Executive Officer shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of Chief Executive Officer or President of a corporation. Subject to direction of the Trustees, the Chief Executive Officer shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chief Executive Officer shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other Persons, by executing any proxies duly authorizing such Persons. The Chief Executive Officer shall have such further authorities and duties as the Trustees shall from time to time determine.

In the absence or disability of the Chief Executive Officer, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer. Subject to the direction of the Trustees, and of the Chief Executive Officer, each Vice-President shall have such other duties and powers as shall be designated from time to time by the Trustees or by the Chief Executive Officer.

3.6.         Secretary.  The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other Person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.7.         Chief Financial Officer.  Except as otherwise directed by the Trustees, the Chief Financial Officer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the Chief Executive Officer all powers and duties normally incident to the office. The Chief Financial Officer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Chief Financial Officer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Chief Financial Officer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the Chief Executive Officer. The Chief Financial Officer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Chief Financial Officer’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Chief Financial Officer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Chief Financial Officer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Trust on behalf of such series.

3.8.         Other Officers and Duties.  The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such Person by the Trustees or delegated to such Person by the Chief Executive Officer.

3.9.         Authorized Signatories.  Unless a specific officer is otherwise designated in these By-Laws or a resolution adopted by the Board of Trustees, the proper officers of the Trust for executing agreements, documents and instruments shall be the Chief Executive Officer, the Chief Financial Officer, the Secretary, any Vice President, any Assistant Secretary or any Assistant Treasurer.

ARTICLE IV

Miscellaneous

4.1.         Depositories.  In accordance with Section 7.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2.         Signatures.  All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or By-laws or as the Trustees may from time to time by resolution provide.

4.3.         Seal.  The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

4.4.         Governing Law.  These By-Laws and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the state of Delaware, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

4.5.         Provisions in Conflict with Law or Regulation.

(A)          The provisions of these By-Laws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable binding laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.

(B)          If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.

ARTICLE V

Stock Transfers

5.1.         Transfer Agents, Registrars and the Like.  As provided in Section 6.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

5.2.         Transfer of Shares.  The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 6.8 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

5.3.         Registered Shareholders.  The Trust may deem and treat the Record Owner of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other Person.

ARTICLE VI

Indemnification

6.1          Mandatory Indemnification.

(A)          Pursuant to Section 5.2 of the Declaration, the Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in these By-Laws shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of the Declaration of these By-Laws or repeal of any of their provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(B)          Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(C)          The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(D)          The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Declaration, these By-Laws of the Trust, any statute, agreement, vote of stockholders or Trustees who are “disinterested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled. For the avoidance of doubt, to the extent the Trust enters into a written agreement with any Trustee to indemnify such Trustee, any indemnification of such Trustee by the Trust shall be governed by the terms of such written agreement, including with respect to determinations required, applicable presumptions and burden of proof with respect to such Trustee’s entitlement to indemnification and/or advancement of expenses.

(E)           Subject to any limitations provided by the 1940 Act, the Declaration and these By-Laws, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent corporations organized under the Delaware General Corporation Law may indemnify or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

(F)           The indemnification and advancement of expenses provided by, or granted pursuant to this Section 6.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

6.2.         Insurance.  The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

6.3.         Subrogation. In the event of payment by the Trust to an indemnitee, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute such documents and do such acts as the Trust may reasonably request to secure such rights and to enable the Trust effectively to bring suit to enforce such rights.

ARTICLE VII

Amendment of By-Laws

7.1.         Amendment and Repeal of By-Laws.  In accordance with Section 3.9 of the Declaration, the Trustees shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.